Exhibit 99.1

Inspire Medical Systems, Inc. Announces Preliminary Results for Second Quarter of 2024 and Updates 2024 Revenue Outlook

MINNEAPOLIS, MN - July 29, 2024 - Inspire Medical Systems, Inc. (NYSE: INSP) (Inspire), a medical technology company focused on the development and commercialization of innovative, minimally invasive solutions for patients with obstructive sleep apnea, announced certain preliminary, unaudited results for the quarter ended June 30, 2024, and updated full year 2024 revenue outlook. The company plans to report its complete results and host its earnings conference call for the second quarter of 2024 on August 6, 2024.

Preliminary, Unaudited Second Quarter Revenue

•Revenue for the second quarter is anticipated to be $195.9 million, a 30% increase over the same quarter of 2023
◦U.S. revenue is expected to be $187.8 million, a 30% increase over the same quarter of 2023
◦Revenue outside of the U.S. is expected to be $8.1 million, a 27% increase over the same quarter of 2023

Updated Full Year 2024 Revenue Guidance

•Revenue for full year 2024 is anticipated to be in the range of $788 million to $798 million, which represents growth of 26% to 28% over full year 2023. This represents a $13 million increase over initial 2024 revenue guidance range of $775 million to $785 million.

“We are so proud of our team’s strong execution and revenue performance in the second quarter, which showed sequential revenue growth acceleration in the U.S.,” said Tim Herbert, Chairman and CEO of Inspire. “With the strong momentum we are seeing in our business, we have increased confidence regarding strong continued revenue growth in the second half of 2024. As a result, we are increasing our revenue guidance to $788 million to $798 million for full year 2024. We look forward to reporting full results on August 6th,” concluded Tim Herbert.

About Inspire Medical Systems
Inspire is a medical technology company focused on the development and commercialization of innovative, minimally invasive solutions for patients with obstructive sleep apnea. Inspire’s proprietary Inspire therapy is the first and only FDA, EU MDR and PDMA-approved neurostimulation technology of its kind that provides a safe and effective treatment for moderate to severe obstructive sleep apnea.

For additional information about Inspire, please visit www.inspiresleep.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including, without limitation, statements regarding our preliminary, unaudited second quarter revenue results, and our expectations regarding full year 2024 revenue outlook. In some cases, you can identify forward-looking statements by terms such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘anticipate,’’ ‘‘could,’’ “future,” “outlook,” “guidance,” ‘‘intend,’’ ‘‘target,’’ ‘‘project,’’ ‘‘contemplate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘predict,’’ ‘‘potential,’’ ‘‘continue,’’ or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

These forward-looking statements are based on management’s current expectations and involve known and unknown risks and uncertainties that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, estimates regarding the annual total addressable market for our Inspire therapy in the U.S. and our market opportunity outside the U.S.; future results of operations, financial position, research and development costs, capital requirements and our needs for additional financing; commercial success and market acceptance of our Inspire therapy; the impact of macroeconomic trends; general and international economic, political, and other risks, including currency, inflation, stock market fluctuations and the uncertain economic environment; our ability to achieve and maintain adequate levels of coverage or reimbursement for our Inspire system or any future products we may seek to commercialize; competitive companies and technologies in our industry; our ability to enhance our Inspire system, expand our indications and develop and commercialize additional products; our business model and strategic plans for our products, technologies and business, including our implementation thereof; our ability to accurately forecast customer demand for our Inspire system and manage our inventory; our dependence on third-party suppliers, contract manufacturers and shipping carriers; consolidation in the healthcare industry; our ability to expand, manage and maintain our direct sales and marketing organization, and to market and sell our Inspire system in markets outside of the U.S.; risks associated with international operations; our ability to manage our growth; our ability to increase the number of active medical centers implanting Inspire therapy; our ability to hire and retain our senior management and other highly qualified personnel; risk of product liability claims; risks related to information technology and cybersecurity; risk of damage to or interruptions at our facilities; our ability to commercialize or obtain regulatory approvals for our Inspire therapy and system, including our next generation Inspire therapy system, or the effect of delays in commercializing or obtaining regulatory approvals; FDA or other U.S. or foreign regulatory actions affecting us or the healthcare industry generally, including healthcare reform measures in the U.S. and international markets; and the timing or likelihood of regulatory filings and approvals. Other important factors that could cause actual results, performance or achievements to differ materially from those contemplated in this press release can be found under the captions “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations“ in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 to be filed with the SEC, and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors page of our website at www.inspiresleep.com. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by applicable law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this press release.

Investor and Media Contact
Ezgi Yagci
Vice President, Investor Relations
ezgiyagci@inspiresleep.com
617-549-2443